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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2000
                                                     REGISTRATION NO. 333-59451
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                   VERIO INC.
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                          84-1339720
 (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)


                      8005 SOUTH CHESTER STREET, SUITE 200
                           ENGLEWOOD, COLORADO 80112
                    (Address of Principal Executive Offices)


                1998 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
                            (Full Title of the Plan)



                           CARLA HAMRE DONELSON, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                   VERIO INC.
                      8005 SOUTH CHESTER STREET, SUITE 200
                           ENGLEWOOD, COLORADO 80112
                    (Name and Address of Agent For Service)

                                 (303) 645-1900
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

     GAVIN B. GROVER, ESQ.                   CARLA HAMRE DONELSON, ESQ.
    MORRISON & FOERSTER LLP        VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
       425 MARKET STREET                             VERIO INC.
SAN FRANCISCO, CALIFORNIA 94105         8005 SOUTH CHESTER STREET, SUITE 200
        (415) 268-7000                       ENGLEWOOD, COLORADO 80112
                                                   (303) 645-1900






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                    REMOVAL OF SECURITIES FROM REGISTRATION

The Registrant hereby removes from registration any shares of its common stock registered hereby which remain unsold.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 12, 2000.

                                   VERIO INC.


                                   By: /s/ JUSTIN L. JASCHKE
                                      ------------------------
                                        Justin L. Jaschke
                                        Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE               TITLE                       DATE

/s/ JUSTIN L. JASCHKE           Chief Executive Officer     September 12, 2000
----------------------------
    Justin L. Jaschke


/s/ JUNICHI NOMURA              Director                    September 12, 2000
----------------------------
     Junichi Nomura


/s/ YOSHIO KATSUMATA            Director                    September 12, 2000
----------------------------
    Yoshio Katsumata


/s/ PETER B. FRITZINGER         Chief Financial Officer     September 12, 2000
----------------------------    (Principal Accounting
   Peter B. Fritzinger          Officer)